SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to Section 240.14a-12

THE TOPPS COMPANY, INC.

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On July 28, 2006, The Topps Company, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

            TOPPS AND THE TOPPS FULL VALUE COMMITTEE REACH SETTLEMENT

               Annual Meeting Adjourned To Friday, August 25, 2006

NEW YORK, July 28, 2006 - The Topps Company, Inc. (Nasdaq: TOPP) and The Topps
Full Value Committee ("the Committee"), which includes Pembridge Capital
Management and Crescendo Partners, today announced that prior to the commencement of Topps' annual meeting of stockholders held today, Friday, July
28, 2006, the parties reached a settlement.

Under the terms of the settlement, Arthur Shorin, Topps' Chairman and Chief
Executive Officer, and the three Committee nominees, Timothy Brog, Arnaud Ajdler and John Jones, will comprise the Company's revised slate of director nominees for election at a reconvened annual meeting on August 25, 2006. Topps has agreed to expand its Board of Directors from nine to ten seats and to solicit proxies for all four nominees.

The Company also noted that, based on a preliminary vote estimate, at the meeting Topps' stockholders voted on and approved the amendments to the
Company's Certificate of Incorporation and By-laws to allow for the annual election of directors and to permit stockholders to call a special meeting, as well as the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 3, 2007.

As a result of the settlement, Topps' annual meeting has been adjourned for the purposes of electing directors only to Friday, August 25, 2006 at 9:30 AM
Eastern Time at J.P. Morgan Chase & Co., 270 Park Avenue, New York. The meeting was adjourned to allow the Company additional time to file and mail to all stockholders revised proxy materials. The record date for stockholders entitled to vote at the meeting remains June 1, 2006.

About Topps
Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information, visit http://www.topps.com.

Forward Looking
This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the
Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

Contacts:

For Topps:
The Topps Company, Inc.
Cathy Jessup, CFO
1-212-376-0466

Mackenzie Partners, Inc.
Daniel Sullivan
1-212-929-5940 / 1-800-322-2885

Joele Frank, Wilkinson Brimmer Katcher
Joele Frank / Sharon Goldstein
1-212-355-4449

For The Topps Full Value Committee:
Timothy Brog, President
Pembridge Full Value Opportunity Fund LP
212-557-6150

Eric Rosenfeld, President
Crescendo Partners II, L.P. Series
1-212-319-7676

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